SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is entered into as of June 15, 2007 (this “Agreement”), by and among the sellers listed on Schedule A attached hereto (collectively, the “Sellers” and individually each a “Seller”), on the one hand, and each of the buyers identified on Schedule B attached hereto (collectively, the “Buyers” and individually, each a “Buyer”). Each party to this Agreement is referred to herein as a “Party,” and they are all referred to collectively as “Parties.”

WITNESSETH:

WHEREAS, the Sellers are the aggregate owners of 7,595,200 shares (the “Shares”) of the common stock, par value $0.001 per share (the “Common Stock”), of Asianada, Inc., a Nevada corporation (the “Company”), which, constitutes approximately 94% of the total outstanding shares of the Common Stock of the Company on a fully-diluted basis immediately prior to the Closing (as defined below); and

WHEREAS, the Sellers desire to sell and the Buyers desire to purchase from the Sellers the Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES

1.1 Incorporation of Recitals. The provisions and recitals set forth above are hereby referred to and incorporated herein and made a part of this Agreement by reference.

1.2 Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Sellers hereby agree to sell to Buyers and Buyers agree to purchase from the Sellers the Shares for an aggregate purchase price of seven hundred thousand dollars ($700,000) (the “Purchase Price”), pro rata in proportion to the number of shares owned by such Seller, as set forth on Schedule A attached hereto. On the Closing Date (as defined below), the Purchase Price shall be delivered to the trust account of Sellers’ attorney, Gary S. Joiner, Tel: (303) 494-3000, at the following bank:

Bank:	Vectra Bank Colorado
1700 Pearl Street
Boulder, Co 80302
Account Name:	Frascona, Joiner, Goodman and Greenstein
Client Trust Account
Account #:	4090100378
ABA#:	102003154

1.3 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on June __, 2007 (the “Closing Date”). On the Closing Date, the Sellers shall deliver to the Buyers: (a) stock certificate(s) evidencing the Shares in negotiable form, duly endorsed in blank, or with stock transfer powers attached thereto (the “Share Certificates”); (b) resignations of the officers and directors of the Company and their written appointment of one or more persons designated by Buyers as successor officers and directors; and (c) all corporate documents (minutes, resolutions, agreements and contracts), bank accounts, check books, common seals, memorandum and articles and amendments, etc. of the Company. On the Closing Date, the Buyers shall deliver to the Company the Purchase Price for the purchase of the Shares.

1.4 Payments at Closing. On or before the Closing Date, the Company shall pay and discharge all outstanding liabilities (collectively, “Company Liabilities”). Such payments shall be made utilizing cash on hand on the Closing Date and the Purchase Price. Giving effect to these payments, it is the parties’ intent that the Company shall, on the Closing Date and as of the Closing, have no liabilities and no assets.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth under the corresponding section of the disclosure schedules (the “Disclosure Schedules”) attached hereto as Exhibit A, which Disclosure Schedules shall be deemed a part hereof, the Sellers hereby, jointly and severally, represent and warrant to Buyer that now and as of the Closing:

2.1 Due Organization and Qualification; Subsidiaries; Due Authorization.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any failure to qualify, which when taken together with all other failures to qualify, is not likely to have a material adverse effect on the business of the Company.

(b) The Company does not have, and has never had, any subsidiaries and does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

(c) Sellers are the record and beneficial owner of their respective Shares and have sole power and authority over the disposition of their respective Shares. The Shares are free and clear of any liens, claims, encumbrances, and charges. The Shares have not been sold, conveyed, encumbered, hypothecated or otherwise transferred by Sellers except pursuant to this Agreement. Sellers have the legal right to enter into and to consummate the transactions contemplated hereby and otherwise to carry out their obligations hereunder. This Agreement constitutes the valid and binding obligation of Sellers. The execution, delivery and performance by the Sellers of this Agreement does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Sellers. No Seller is a party to any agreement, written or oral, creating rights in respect of any of such Shares in any third party or relating to the voting of its Common Stock. No Seller is a party to any outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Shares, and there are no restrictions of any kind on the transfer of any of the Shares other than (a) restrictions on transfer imposed by the Securities Act of 1933, as amended (the “Securities Act”) and (b) restrictions on transfer imposed by applicable state securities or “blue sky” laws. Those creditors listed in the Disclosure Schedules are the only individuals or entities with any claims against the Company. Other than as set forth on the Disclosure Schedules, the Company does not have any obligations or liabilities of any nature (matured or unmatured, fixed or contingent).

2.2 No Conflicts or Defaults. The execution and delivery of this Agreement by the Sellers and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, commitment, arrangement, permit or license to which the Sellers or the Company is a party or by which the Sellers or the Company is bound (each a “Contract”), or any judgment, order or decree, or any federal, state or other statute, law, ordinance, rule or regulation to which the Sellers or the Company is subject, (ii) result in the creation of, or give any party the right to create, any mortgage, security interest, lien, charge, easement, lease, sublease, covenant, option, claim, restriction or encumbrance or any other right or adverse interest (“Liens”) upon any of the properties or assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any Contract to which the Sellers or the Company is a party or by which the Company’s assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Sellers or the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

2.3 Capitalization. On the Closing Date, the authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $0.001 per share, of which 8,080,000 shares are, as of the date hereof, issued and outstanding (the “Company Shares”). The Company has no issued and outstanding shares of preferred stock. All of the Company Shares are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right, or any similar right of stockholders. The Company Shares are not, and the Shares are not and will not be as of the Closing, subject to any preemptive or subscription right. There is no outstanding voting trust agreement or other Contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for the Common Stock of the Company, nor has the Company, or any of its agents orally agreed to issue any of the foregoing. There are no declared or accrued unpaid dividends with respect to any shares of the Company’s Common Stock. There are no agreements, written or oral, between the Company and any of its stockholders or among any stockholders relating to the acquisition (including without limitation rights of first refusal or preemptive rights), or disposition, or registration under the Securities Act or voting of the capital stock of the Company. There are no outstanding shares of Common Stock that are subject to vesting. The Company has no capital stock other than the Common Stock authorized, issued or outstanding.

2.4 Financial Statements.

(a) SEC Documents. The Sellers hereby make reference to the following documents filed with the United States Securities and Exchange Commission (the “SEC”), as posted on the SEC’s website, www.sec.gov: (collectively, the “SEC Documents”): (a) Registration of Securities Of Small Business Issuers on Form SB-2 as filed on August 22, 2006; and (b) Quarterly Reports on Form 10-QSB for the periods ended September 30, 2006, December 31, 2006, and March 31, 2007, and all amendments thereto. The SEC Documents constitute all of the documents and reports that the Company was required to file with the SEC pursuant to the Securities Act of 1933, as amended (“Securities Act”), and the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations promulgated thereunder by the SEC. The financial statements included in the SEC Documents include copies of the balance sheets of the Company at June 30, 2006, and the related statements of operations and stockholders’ cash flows for the fiscal years then ended, including the notes thereto, as audited by Madsen & Associates, CPA's, Inc., certified, independent accountants, and the balance sheet of the Company at September 30, 2006, December 31, 2006 and March 31, 2007 and the related statements of operations and stockholders’ cash flows for the three, six and nine-month periods, respectively, then ended prepared by the Company’s management (all such statements being referred to collectively as the “Company Existing Financial Statements”). All the Company Existing Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. These Company Existing Financial Statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

(b) Since the date of the latest Company Existing Financial Statements (the “Most Recent Date”), there has been no material adverse change in the condition, financial or otherwise, net worth, prospects or results of operations of the Company. Without limiting the foregoing, since the Most Recent Date:

(i) the Company has not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than in the ordinary course of business;

(ii) the Company has not entered into any agreement, Contract, commitment, lease or license (or series of related agreements, Contracts, commitments, leases and licenses);

(iii) no party (including the Company) has accelerated, terminated, modified or canceled any agreement, Contract, lease or license (or series of related agreements, Contracts, leases and licenses) to which the Company is a party or by which the Company or its assets are bound;

(iv) the Company has not made any capital expenditure (or series of related capital expenditures) of whatever nature;

(v) the Company has not made any capital investments in, any loans to, or any acquisitions of the securities or assets of any other person (or a series of related capital investments, loans and acquisitions);

(vi) declared or paid any dividends or made any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock;

(vii) redeemed or otherwise acquired any shares of its capital stock (except upon the exercise of outstanding options) or any option, warrant or right relating thereto;

(viii) the Company has not issued any notes, bonds or other debt securities, or created, incurred, assumed or guaranteed any liabilities, obligations or indebtedness for borrowed money or capitalized lease obligation;

(ix) the Company has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) or material indebtedness;

(x) the Company has not made any loans to, or entered into any other transactions with, any of its directors, officers, or employees; and

(xi) the Company has not committed to do any of the foregoing.

2.5 Further Financial Matters. The Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, and which are not reflected in the Company Existing Financial Statements.

2.6 Taxes. The Company has filed all United States federal, state, county, local and foreign, national, provincial and local returns and reports which were required to be filed on or prior to the Closing Date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, “Taxes”), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefor have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. The amount shown on the Company’s most recent balance sheet in the Company Existing Financial Statements as provision for taxes is sufficient in all material respects to pay all accrued and unpaid federal, state, local and foreign taxes for the period then ended and all prior periods. No tax return or tax return liability of the Company has been audited or, is presently under audit. The Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of the Sellers, threatened, against the Company for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Company Existing Financial Statements. All such amounts and penalties are set forth in the Company’s most recent balance sheet in the Company Existing Financial Statements.

2.7 Indebtedness; Contracts; No Defaults; Liabilities.

(a) The Company has no instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party.

(b) Neither the Company, nor, to the Sellers’ knowledge, any other person or entity, is in breach of, or in default under any Contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a breach or default by the Company or, to the knowledge of the Sellers, any other person or entity. The Company has not received any notice of default under any Contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

(c) Other than the Company Liabilities set forth on Schedule C, which shall be paid off immediately upon the closing, the Company has no liabilities.

2.8 Real Property. The Company does not own or lease any real property.

2.9 Compliance.

(a) The Company is not conducting its respective business or affairs in violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

(b) The Company is in compliance with all applicable federal, state, local and foreign laws, rules and regulations. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Sellers, threatened against the Company, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any liability or other obligations of the Company under any circumstances.

2.10 Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated. The Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

2.11 Litigation.

(a) There is no claim, dispute, action, suit, inquiry, proceeding or investigation pending or, to the knowledge of the Sellers, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened during the 12 month period preceding the date hereof;

(b) There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or affecting the business of the Company; and

(c) The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

2.12 Insurance. The Company does not currently maintain any form of insurance.

2.13 Articles of Incorporation and By-laws; Minute Books. Copies of the Company’s Articles of Incorporation and its By-laws have been provided to the Buyer. Such copies of the Articles of Incorporation and By-laws (or similar governing documents) of the Company, and all amendments to each as provided are true, correct and complete. The minute books of the Company as forwarded to the Buyer contain true, correct and complete records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), or similar governing bodies, since the time of its organization. The stock books of the Company as forwarded to the Buyer are true, correct and complete.

2.14 Employee Benefit Plans. The Company does not maintain, nor has the Company maintained in the past, any employee benefit plans (“as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees, officers or consultants of the Company, former employees, officers or consultants of the Company, their beneficiaries and dependents under which such employees, officers or consultants, former employees, officers or consultants, their beneficiaries and dependents are covered through an employment relationship with the Company, any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal Revenue Code of 1986 (the “Code”) (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time (“Benefit Plans”).

2.15 Patents; Trademarks and Intellectual Property Rights. The Company does not own or possess any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature. The business conducted by the Company has not and will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, mask-works, licenses, trade secrets, processes, data, know-how or other intellectual property rights of any other person.

2.16 Brokers. The Company or the Sellers have not agreed to or incurred any obligation or other liability that could be claimed against the Company, Sellers or Buyers or any other person for any finder’s fee, brokerage commission or similar payment, other than as set forth in a Financial Services Agreement between Trinad Capital Master Fund, Ltd. and RP Capital, LLC.

2.17 Affiliate Transactions. No officer, director, employee or other affiliate of the Company (or any of the relatives or affiliates of any of the aforementioned persons) is a party to any agreement, Contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject the Company to any liability or obligation from and after the Closing Date.

2.18 Quotation on OTCBB. The Company’s Common Stock is currently eligible for quotation on the OTC Bulletin Board (the “Bulletin Board”), and the Company has not received any notices that its Common Stock will not be eligible for quotation on the Bulletin Board.

2.19 Compliance. The Company has complied with the requirements of the Exchange Act and the Securities Act, and is current in its filings under the Exchange Act and the Securities Act.

2.20 Filings. None of the filings made by the Company under the Exchange Act or the Securities Act contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

2.21 Consents. Other than any applicable Current Report on Form 8-K under the Exchange Act, any Section 13(a) or 15(d) filings and the Information Statement contemplated by Section 4.1(b) hereof, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (“Governmental Entity”) is required by or with respect to the Sellers in connection with the execution and delivery of this Agreement and any related agreements to which the Sellers are a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.

2.22 Schedules. All lists or other statements, information or documents set forth in, or attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall be deemed to be representations and warranties by the Company with the same force and effect as if such lists, statements, information and documents were set forth herein. Any list, statement, document or any information set forth in, or attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall not be deemed to constitute disclosure for the purposes of any other Schedule provided pursuant to this Agreement unless specific cross reference is made and shall survive after closing.

2.23 Environmental Matters. The Company has never: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable foreign, federal, state, or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws), but excluding office and janitorial supplies properly and safely maintained.

2.24 Representations and Warranties. The representations and warranties of the Sellers included in this Agreement and any list, statement, document or information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading, under the circumstance under which they were made and shall survive after closing as set forth herein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYERS

Each of the Buyers hereby represents and warrants to the Company, severally and not jointly, that now and as of the Closing:

3.1 Authority Relative to this Agreement. Such Buyer has the requisite power and/or authority to enter into this Agreement and carry out his/her obligations hereunder. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

3.2  Buyer Representation Regarding the Securities. Such Buyer understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and such Buyer is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting such Buyer’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Buyer is acquiring the Shares hereunder in the ordinary course of its business. The Buyer does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

3.3  Buyer Status. At the time the Buyer receives any of the Shares, the Buyer will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

3.4  Experience of the Buyer. Such Buyer, either alone or together with its representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Buyer is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

3.5  General Solicitation. The Buyer is not receiving the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE IV

COVENANTS OF THE SELLERS

4.1 Resignation and Appointment of the Company’s Officers and Directors.

(a) Effective as of the Closing Date, or such later date as agreed to between the Buyers and Sellers, (i) the Sellers will cause the Company’s officers to resign and be duly replaced by the Buyer’s designees; and (ii) the Sellers will cause the Company to cause the Buyer’s director designees to be duly appointed.

(b) As directed by Buyers, the Sellers will use best efforts to ensure that the Company’s current directors will remain directors of the Company until the expiration of the 10-day period beginning on the date of the filing of the Information Statement relating to a change in majority of directors of the Company with the SEC pursuant to Rule 14f-1 promulgated under the Exchange Act (“Information Statement”).

ARTICLE V

DELIVERIES & CONDITIONS

5.1 Items to be delivered to the Buyers at the Closing by the Sellers. The Buyers’ obligations to purchase the Shares hereunder is conditioned on the following closing conditions and deliveries:

(a) Delivery by the Sellers of the following:

(i) copies of the Company’s Articles of Incorporation and amendments thereto, By-laws and amendments thereto;

(ii) all minutes and resolutions of the board of directors and of the stockholders (and meetings of stockholders) in possession of the Company;

(iii) stockholder list of the Company;

(iv) all financial statements and tax returns in possession of the Company;

(v) all applicable schedules hereto;

(vi) Letters of resignation from the Company’s current officers and directors to be effective upon Closing and confirming that they have no claim against the Company in respect of any outstanding remuneration or fees of whatever nature to be effective upon closing and after the appointments, with the resignation of the directors to take effect on the expiration of the 10-day period beginning on the date of the filing of the Information Statement;

(vii) Executed board resolutions authorizing and approving the actions to be performed by the Company hereunder and appointing designees of the Buyers as members of the board of directors or officers of the Company as set forth in Schedule D;

(viii) A certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, certifying as to (i) the incumbency of officers of the Company executing this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement (the “Transaction Documents”), (ii) a copy of the Articles of Incorporation and By-Laws of the Company, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby;

(ix) A certificate, executed by the President of the Company as of the Closing Date, certifying to the fulfillment of all of the conditions to the Buyers’ obligations under this Agreement and certifying that each of the representations and warranties of the Sellers as set forth in Section 2 of this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date;

(x) A duly executed copy of this Agreement;

(xi) The Share Certificates;

(xii) Good standing and existence certificates for the Company from the State of Nevada; and

(xiii) Any other document reasonably requested by the Buyers that the Buyers deem necessary for the consummation of this transaction.

(b) The Buyers are satisfied with their due diligence investigation of the Company, in their sole discretion;

(c) The Buyers’ designees for the officer and director positions of the Company shall have been duly appointed; and

(d) The representations and warranties set forth in Article 2 of this Agreement shall be true and correct in all material respects.

5.2 Items to be delivered at Closing by Buyers. The Seller’s obligations to sell the Shares hereunder are conditioned on the following closing conditions and deliveries by the Buyers:

(a) All applicable exhibits and schedules hereto;

(b) A duly executed copy of this Agreement;

(c) An authorized officer of the Buyers shall deliver to the Sellers at the Closing a certificate certifying that each of the representations and warranties of the Buyers as set forth in Section 3 of this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date;

(d) Any other document reasonably requested by the Sellers that they deem necessary for the consummation of this transaction; and

(e) The Purchase Price.

ARTICLE VI

TERMINATION

6.1 Termination. This Agreement may be terminated:

(a) at any time before, or at, Closing by written notice of the Buyers;

(b) prior to the Closing by any Party at any time if any provision (including, but not limited to, the representations and warranties) of this Agreement that is applicable to or required to be performed by the other Party shall be materially untrue or shall become incapable of being accomplished or if any conditions set forth in Article 5 hereof have not been fully satisfied as of the Closing Date;

Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each Party shall bear its own costs and expenses.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification.

(a) Obligation of Sellers to Indemnify. Sellers agree to indemnify, defend and hold harmless Buyers (and their directors, officers, employees, affiliates, stockholders, debenture holders, agents, attorneys, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ and consultants’ fees and disbursements) (collectively, “Losses”) based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Sellers contained in this Agreement or (ii) breach by the Sellers of any covenant or agreement contained in this Agreement.

(b) Obligation of Buyers to Indemnify. Buyers agrees to indemnify, defend and hold harmless Sellers from and against all Losses based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Buyers contained in this Agreement or (ii) breach by the Buyers of any covenant or agreement contained in this Agreement.

(c) Notice and Opportunity to Defend. Promptly after receipt by any person entitled to indemnity under this Agreement (an “Indemnitee”) of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an “Asserted Liability”) that may result in a Loss, the Indemnitee shall give notice thereof (the “Claims Notice”) to any other party (or parties) who is or may be obligated to provide indemnification pursuant to Section 7.1(a) (the “Indemnifying Party”). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

(d) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days after the date the Claims Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party. Except as otherwise provided in the immediately preceding sentence, the Indemnitee may not settle or compromise any claim over the objection of the Indemnifying Party. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in (but the Indemnitee may not control) the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

ARTICLE VIII

MISCELLANEOUS

8.1 Survival of Representations, Warranties and Agreements. All representations, warranties and statements made by a Party in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date. Each of the Parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other Party or any other person other than as specifically set forth herein.

8.2 Access to Books and Records. During the course of this transaction through Closing, the Sellers agrees to make available for inspection all Company corporate books, records and assets, and otherwise afford the Buyers and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of the Company for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each Party as to the business, financial and legal condition of the Company for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

8.3 Further Assurances. If, at any time after the Closing, the Parties hereby mutually agree that any further deeds, assignments or assurances in law or any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this Agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the Parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the Parties are fully authorized to take any and all such action.

8.4 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the Party for whom intended, as follows, or to such other address or facsimile number as may be furnished by that Party by notice in the manner provided herein:

If to the Sellers:
Gary S. Joiner
Frascona, Joiner, Goodman and Greenstein
4750 Table Mesa Drive
Boulder, Colorado 80305-5575
Tel: 303-494-3000
Fax: 303-494-6309

If to Buyers:
Trinad Capital Master Fund, Ltd.
2121 Avenue of the Stars
Suite 2550
Los Angeles, CA 90067
Attn: Jay Wolf
Tel: 310-601-2500
Fax: 310-277-2741

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Chrysler Center
666 Third Avenue
New York, NY 10017
Attn: Kenneth Koch, Esq.
Fax: 212-983-3115

8.5 Entire Agreement. This Agreement, the Exhibits and Schedules hereto and any instruments and agreements to be executed pursuant to this Agreement, set forth the entire understanding of the Parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the Parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

8.6 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the Parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by the Sellers except with the prior written consent of the Buyers. This Agreement and all of the obligations of the Sellers may be assigned by the Buyers without the prior notice to the Sellers or written consent of the Sellers and upon assignment, all of the rights and obligations of Buyer shall be the rights and obligations of the Buyers’ designated assignee.

8.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California, USA that are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

8.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Schedules hereto are hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

8.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

8.11 Arbitration. Any controversy arising out of, connected to, or relating to any matters herein of the transactions with the Parties hereto on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of federal and/or state securities laws, banking statutes, consumer protection statutes, federal and/or state anti-racketeering (e.g. RICO) claims as well as any common law claims and any state law claims of fraud, negligence, negligent misrepresentations, and/or conversion, or the laws of any territory, country or jurisdiction, shall be settled by arbitration; and in accordance with this paragraph any judgment on the arbitrator’s award may be entered in any court having jurisdiction thereof. In the event of such a dispute, each Party agrees to arbitration conducted through the auspices of American Arbitration Association. Venue for any action shall lie in Nevada, USA.

8.12 Confidentiality; Public Disclosure. Each of the parties hereto hereby agrees that the information obtained pursuant to the negotiation and execution of this Agreement shall be treated as confidential and not be disclosed to third parties who are not agents of one of the Parties to this Agreement.

8.13 Notification of Certain Matters. Each Party shall give prompt notice to the other of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate and (ii) any failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect any remedies available to the Party receiving such notice. Further, disclosure pursuant to this Section shall not be deemed to amend or supplement the Schedules hereto or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

8.14 Currency. The parties hereto agree that all monetary amounts set forth herein are referenced in United States dollars, unless otherwise stated.

8.15 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

8.16 Counterparts. This Agreement may be executed in counterparts and by facsimile signatures. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. All such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement as of the date first set forth above.

SELLERS:

[Signatures set forth on Schedule A]

BUYERS:

[Signatures set forth on Schedule B]

Schedule A
Sellers

Sellers	Shares	Signature

Ian Y.B. He	1,000,000	/s/ Ian Y.B. He

Helen Gao	1,000,000	/s/ Helen Gao

Ying Wang	400,000	/s/ Ying Wang

Sheje Chen	400,000	/s/ Sheje Chen

Jiezhen Cheng	400,000	/s/ Jiezhen Cheng

Xiang Wen Li	400,000	/s/ Xiang Wen Li

Jingzhi Zhang	400,000	/s/ Jingzhi Zhang

Yenyou Zheng	395,200	/s/ Yenyou Zheng

Huoqi Chen	400,000	/s/ Huoqi Chen

Ouyang Chen	400,000	/s/ Ouyang Chen

Wei Gao	400,000	/s/ Wei Gao

Honglei Liu	400,000	/s/ Honglei Liu

Suran Liu	400,000	/s/ Suran Liu

Xueying Zeng	400,000	/s/ Xueying Zeng

Bin Zhang	400,000	/s/ Bin Zhang

Tianying Zheng	400,000	/s/ Tianying Zheng

TOTAL:	7,595,200

Schedule B
Buyers

Buyers	Shares	Consideration	Signature

Trinad Capital Master Fund, Ltd.	7,595,200	$700,000	/s/ Jay A. Wolf
TOTAL:	7,595,200	$700,000

Schedule C
Schedule of Liabilities

● Accountants’ fees in the amount of $885.

Schedule D
Officer and Director Appointments

Officers:

Name:	Position:
Robert S. Ellin	Chief Executive Officer and President
Charles Bentz	Chief Financial Officer and Treasurer
Jay Wolf	Secretary

Directors:

Robert S. Ellin
Barry Regenstein

Exhibit A

Disclosure Schedules

None.